Exhibit 8.1

January 19, 2017

Two Harbors Investment Corp.

590 Madison Avenue, 36th Floor

New York, New York 10022

Opinion: Tax

Two Harbors Investment Corp.

Ladies and Gentlemen:

We have acted as special tax counsel to Two Harbors Investment Corp., a Maryland corporation (the “Company”), in connection with the issuance and sale to Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to the terms of the Underwriting Agreement, dated January 13, 2017 (the “Underwriting Agreement”), between the Company, PRCM Advisers LLC, a Delaware limited liability company, and the Underwriter, of $287,500,000 aggregate principal amount of 6.25% Convertible Senior Notes due 2022 (the “Notes”) of the Company, including the $37,500,000 aggregate principal amount of such Notes in connection with the option granted by the Company to the Underwriter to purchase additional notes from the Company. We did not participate in the negotiation or drafting of the Underwriting Agreement.

This opinion is being delivered pursuant to Section 7(f) of the Underwriting Agreement at the request of the Company.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.              Articles of Amendment and Restatement of the Company, as amended;

2.              Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

3.              Certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;

4.              Limited Liability Company Agreement of Two Harbors Operating Company LLC;

5.              Certificate executed by an officer of the Company dated as of the date hereof (the “Certificate of Representations”);

6.              The Registration Statement on Form S-3 (File No. 333-204216) of the Company, and all amendments thereto (collectively, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related form of prospectus, dated May 15, 2015 (together with the Incorporated Documents (as defined below), the “Prospectus”), included therein in the form in which it was transmitted to the Commission under the Securities Act;

7.              The Preliminary Prospectus Supplement, dated January 12, 2017 (together with the Incorporated Documents, the “Preliminary Prospectus Supplement”) in the form in which it was transmitted to the Commission under the Securities Act;

8.              The Prospectus Supplement, dated January 13, 2017 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) in the form in which it was transmitted to the Commission under the Securities Act;

9.              The documents described on Schedule A hereto filed by Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement and the Prospectus Supplement, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”); and

10.       The Underwriting Agreement.

In our examination of the foregoing documents, we have assumed that (i) all factual representations and statements in such documents are true and correct, (ii) each party who has executed or adopted, or will execute or adopt, the documents had, or will have, the proper authority and capacity, (iii) any documents that have been provided to us in draft form will be executed, adopted and/or filed without material modification, and (iv) the Company will operate in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate of Representations.

For purposes of rendering this opinion, we have also assumed (i) the accuracy of the factual representations contained in the Certificate of Representations and that each representation contained in the Certificate of Representations to the best of the Company’s knowledge is accurate and complete without regard to such qualification as to the best of the Company’s knowledge, (ii) that the Certificate of Representations has been executed by an appropriate and authorized officer of the Company, and (iii) the genuineness of the signature on the Certificate of Representations.

Based on the foregoing and in reliance thereon, and subject thereto and on an analysis of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby state our opinion that:

1.              commencing with its initial taxable year that ended on December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2017 and subsequent taxable years, and

2.              the discussions set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” and the Prospectus Supplement under the heading “Supplemental U.S. Federal Income Tax Considerations” constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Notes, and the shares of common stock into which the Notes may be converted, subject to the qualifications set forth therein. This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

The Company’s qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. We do not undertake to monitor whether the Company actually will satisfy the various REIT qualification tests. We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

This opinion is furnished in connection with the transaction described herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dentons US LLP

Schedule A

Incorporated Documents

1.              The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 26, 2016, including information specifically incorporated by reference into the Company’s Form 10-K from the Company’s definitive Proxy Statement for the Company’s 2016 Annual Stockholders Meeting;

2.              The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed with the Commission on May 5, 2016, August 4, 2016, and November 3, 2016, respectively;

3.              The Company’s Current Reports on Form 8-K filed on February 2, 2016, May 20, 2016 and July 28, 2016; and

4.              The description of the Company’s common stock included in our Registration Statement on Form 8-A filed on February 10, 2011.